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                                                              EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Beacon Power Corporation on Amendment No. 3 to Form S-1 of our report dated May 25, 2000 (September 22, 2000 as to the last two paragraphs of Note 15 and October __, 2000 as to Note 16), and our report dated October 23, 2000 (October __, 2000 as to Note 17) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Boston, Massachusetts
October __, 2000

The foregoing consent is in the form that will be signed upon the occurrence of the stock split as described in Note 16 to the financial statements of the Company for the years ended December 31, 1999 and 1998, the period from May 8, 1997 (date of inception) through December 31, 1997 and the period from May 8, 1997 (date of inception) through December 31, 1999 and as described in
Note 17 to the financial statements of the Company for the nine months ended September 30, 2000 and the period from May 8, 1997 (date of inception) through September 30, 2000.


/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 25, 2000